Exhibit 3.3

ARTICLES OF AMENDMENT  TO  ARTICLES OF ORGANIZATION  OF   HCMK Consulting, LLC  (Name of the Limited Liability Company as it now appears on our records.)  (A Florida Limited Liability Company)   The Articles of Organization for this Limited Liability Company were filed on 7/24109 and assigned Florida document number L09000071253   This amendment is submitted to amend the following:   A. If amending name, enter the new name of the limited liability company here:  J W Korth & Company, LLC  The new name must be distinguishable and end with the words "Limited Liability Company," the designation "LLC" or the abbreviation "L.L.C."   Enter new principal offices address, if applicable:  (Principal office address MUST BE A STREET ADDRESS)      Enter new mailing address, if applicable:  (Mailing address MAY BE A POST OFFICE BOX)    B.  If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:    Name of New Registered Agent:   New Registered Office Address:  Enter Florida street address   Florida  City Zip Code New Registered Agent's Signature, if changing Registered Agent:   I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with  the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S. Or, if this document is being filed to merely reflect a change in the registered office address. I hereby confirm that the limited liability company has been notified in writing of this change.  If Changing Registered Agent, Signature of New Registered Agent Page 1 of 2

If amending the Managers or Managing Members on our records, enter the title, name, and address of each Manager or Managing_ Member being added or removed from our records:   MGR = Manager  MGRM = Managing Member   Title Name Address Tyne of Action  n Add  ❑ Remove     nAdd  n Remove    ❑ Add  ❑ Remove     ❑ Add  ❑ Remove     ❑Add  fiRemove     nAdd  ❑Remove    D. If amending any other information, enter change(s) here:  (Attach additional sheets, if necessary.)           Dated November 18 2010    Signature o a member or authorized representative of a member  James W. Korth, member  Typed or printed name of signet  Page 2 of 2   Filing Fee:  $25.00